UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

December 18, 2017
Date of Report (Date of earliest event reported)
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AmerisourceBergen Corporation
(Exact name of registrant as specified in its charter)
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Delaware	1-16671	23-3079390
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

1300 Morris Drive
Chesterbrook, PA 19087
(Address of principal executive offices, including Zip Code)

(610) 727-7000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

Amendment to Revolving Credit Facility and Term Loans

On December 18, 2017, AmerisourceBergen Corporation (the "Company") and certain of its subsidiaries entered into Amendment No. 1 (the "Amendment") to (i) the Sixth Amendment and Restatement Agreement, dated as of November 18, 2016 (the "Revolving Credit Agreement"), among the Company, the borrowing subsidiaries from time to time party thereto, the lenders from time to time party thereto, and JPMorgan Chase Bank, N.A., as administrative agent, (ii) the Amendment and Restatement Agreement, dated as of November 18, 2016 (the "PharMEDium Term Loan Agreement"), among the Company, the lenders from time to time party thereto, and JPMorgan Chase Bank, N.A., as administrative agent, and (iii) the Amendment and Restatement Agreement, dated as of November 18, 2016 (the "MWI Term Loan Agreement" and, together with the Revolving Credit Agreement and the PharMEDium Term Loan Agreement, the "Credit Agreements"), among the Company, the lenders from time to time party thereto, and Bank of America, N.A., as administrative agent.

The Amendment amends the definition of "Consolidated EBITDA" in each of the Credit Agreements to add back all amounts related to (i) the previously disclosed $625.0 million reserve taken by the Company during the fiscal quarter ended September 30, 2017, related to a payment expected to be made pursuant to an agreement in principle with the United States Attorney's Office for the Eastern District of New York (the "USAO-EDNY") to resolve civil claims under the Federal False Claims Act and (ii) the previously disclosed $260.0 million reserve taken by the Company during the fiscal quarter ended June 30, 2017, related to the payment by the Company, during the fiscal year ended September 30, 2017, of $260.0 million pursuant to a plea agreement with the USAO-EDNY for a misdemeanor violation of the Federal Food, Drug, and Cosmetic Act. The matter to which each reserve relates is more fully described in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2017.

Certain of the lenders under the Credit Agreements, and their affiliates, have various relationships with the Company and have in the past provided, and may in the future provide, investment banking, commercial banking, derivative transactions and financial advisory services to the Company and its affiliates in the ordinary course of business for which they have received and may continue to receive fees and commissions. In particular, Citigroup Global Markets Inc., an affiliate of Citibank, N.A., J.P. Morgan Securities LLC, an affiliate of JPMorgan Chase Bank, N.A., Merrill Lynch, Pierce, Fenner & Smith Incorporated, an affiliate of Bank of America, N.A., Mitsubishi UFJ Securities (USA), Inc., an affiliate of The Bank of Tokyo-Mitsubishi UFJ, Ltd., and Wells Fargo Securities, LLC, an affiliate of Wells Fargo Bank, N.A., have served as book-running managers, and certain affiliates of the other lenders have served as underwriters, in connection with past senior note offerings by the Company, and such affiliates may serve similar roles in future securities offerings by the Company. In addition, certain of the lenders serve various roles in connection with a receivables securitization facility to which the Company’s subsidiaries AmerisourceBergen Drug Corporation ("ABDC") and Amerisource Receivables Financial Corporation ("ARFC") are a party. The Bank of Tokyo-Mitsubishi UFJ, Ltd. serves as administrator and as a purchaser under the program and Wells Fargo Bank, N.A. serves as a purchaser under the program. Certain of the other lenders or their affiliates also serve as lenders or purchasers under the securitization facility. In addition, Citigroup Global Markets, Inc. acted as the Company's financial advisor in connection with its previously disclosed proposed acquisition of H.D. Smith.

Amendment to Securitization Facility

On December 18, 2017, subsidiaries of the Company entered into (1) a Twelfth Amendment to the Amended and Restated Receivables Purchase Agreement (the "RPA Amendment"), among AFRC, as seller, ABDC, as servicer, the purchaser agents and purchasers party thereto, and The Bank of Tokyo-Mitsubishi UFJ, Ltd., as administrator and (2) a Second Amendment to the Amended and Restated Performance Undertaking (the “Performance Undertaking Amendment”).

The RPA Amendment and the Performance Undertaking Amendment made certain changes to the definitions in the Amended and Restated Receivables Purchase Agreement and the Amended and Restated Performance Undertaking, respectively, to conform to corresponding provisions of the Revolving Credit Agreement, as amended by the Amendment, and made certain other technical changes.

The foregoing descriptions of the Amendment, the RPA Amendment and the Performance Undertaking Amendment do not purport to be complete and are qualified in their entirety by reference to the Amendment, the RPA Amendment and the Performance Undertaking Amendment, which will be filed as exhibits to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ending December 31, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERISOURCEBERGEN CORPORATION

Date: December 21, 2017	By:	/s/ Tim G. Guttman
	Name:	Tim G. Guttman
	Title:	Executive Vice President & Chief Financial Officer